      Exhibit 24

                            CONFIRMING STATEMENT

This Statement confirms that each of the undersigned has authorized and designated Assured Guaranty Ltd. to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Sound
Point Meridian Capital, Inc.  The authority of Assured Guaranty Ltd. under this
Statement shall continue until each of the undersigned is no longer required to file Forms 3, 4, and 5 with regard to its ownership of or transactions in securities of Sound Point Meridian Capital, Inc., unless earlier revoked in writing.

Each of the undersigned acknowledges that Assured Guaranty Ltd. is not assuming any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

Date: June 21, 2024

AG ASSET STRATEGIES LLC

By:   /s/ Ling Chow ______________
Name: Ling Chow
Title:   General Counsel & Secretary

ASSURED GUARANTY INC.

By: _/s/ Ling Chow ______________
Name: Ling Chow
Title:   General Counsel & Secretary

ASSURED GUARANTY MUNICIPAL CORP.

By:  _/s/ Ling Chow ______________
Name: Ling Chow
Title:   General Counsel & Secretary

ASSURED GUARANTY MUNICIPAL HOLDINGS INC.

By: _/s/ Ling Chow _______________
Name: Ling Chow
Title:   General Counsel & Secretary

ASSURED GUARANTY US HOLDINGS INC.

By:  _/s/ Ling Chow ________________
Name: Ling Chow
Title:   General Counsel & Secretary